                                                                    Exhibit 15.4

February 4, 2002
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



With respect to the Companhia Vale do Rio Doce Registration Statement on Form F-3 dated February 4, 2002, we acknowledge our awareness of the use therein of our report dated October 18, 2000 related to our review of interim financial information of Bahia Sul Celulose S.A.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ KPMG Auditores Independentes

Sao Paulo, Brasil